As filed with the Securities and Exchange Commission on October 30, 2000.
                                                     Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                      MORRISON MANAGEMENT SPECIALISTS, INC.
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            (Exact Name of Registrant as Specified in its Charter)

          GEORGIA                                     63-1155966
--------------------------------------------------------------------------------
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

          1955 LAKE PARK DRIVE, S.E., SUITE 400, SMYRNA, GEORGIA 30080
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)

                           1996 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                             John E. Fountain, Esq.
                      Morrison Management Specialists, Inc.
         1955 Lake Park Drive, S.E., Suite 400, Smyrna, Georgia  30080
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                    (Name and Address of Agent for Service)

                                (770) 437-3300
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         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:
                            Gabriel Dumitrescu, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree Street, N.E.
                                 Sixteenth Floor
                             Atlanta, Georgia 30303

                        CALCULATION OF REGISTRATION FEE
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                                           Proposed     Proposed
Title of                                   Maximum      Maximum
Securities                   Amount        Offering     Aggregate   Amount of
to be                        to be         Price Per    Offering    Registration
Registered                   Registered    Share        Price       Fee
---------------              ----------    ---------    ----------- ------------
Common Stock,                500,000       $28.50(2)    $14,250,000 (3) $2,850
$0.01 par value              shares(1)

(1) Representing shares of the Registrant's common stock, $.01 par value (the "Common Stock") that may be issued and sold by the Registrant in connection with the Registrant's 1996 Stock Incentive Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. Pursuant to separate Registration Statements on Forms S-8 (Reg. No. 333-2100, 333-4505, 333-20197 and 333-40177), the Registrant previously registered 500,000 shares, 250,000 shares, 100,000 shares and 900,000 shares, respectively, of Common Stock not included in the above figure subject to issuance under the Plan.

(2) The average of the high and low prices of the Registrant's Common Stock as reported by The New York Stock Exchange on October 26, 2000.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

Incorporation by reference of contents of Registration Statements on Forms S-8 (Reg. No. 333-2100, 333-4505, 333-20197 and 333-40177).

      The contents of the Registration Statement on Form S-8 filed by the Registrant on March 8, 1996 (File No. 333-2100), the Registration Statement on Form S-8 filed by the Registrant on May 3, 1996 (File No. 333-4504), the Registration Statement on Form S-8 filed by the Registrant on January 22, 1997 (File No. 333-20197) and the Registration Statement on Form S-8 filed by the Registrant on November 13, 1997, (File No. 333-40177) relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

Item 8.  Exhibits.

      The following opinions and consents are filed with this Registration Statement.

      Exhibit
      Number      Description
--------------------------------------------------------------------------------
      5           Opinion of counsel with respect to the securities being
                  registered.

      23.1        Consent of counsel (included in Exhibit 5).

      23.2        Consent of independent auditors.

      24          Power of Attorney (see signature pages to this Registration
                  Statement).

      99          1996  Stock  Incentive  Plan  [Incorporated  by  reference  to
                  Exhibit 10.9 of the Registrant's amendment to Registration Statement on Form 10/A filed with the Commission on February 29, 1996.]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on the 30th day of October, 2000.

                             MORRISON MANAGEMENT SPECIALISTS, INC.

                             By:/s/ Glenn A. Davenport
                                Glenn A. Davenport

                                President, Chief Executive Officer
                                and Chairman of the Board


                             POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn A. Davenport and John E. Fountain, and either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature                        Title                               Date

/s/ Glenn A. Davenport           President, Chief Executive    October 30, 2000
Glenn A. Davenport               Officer and Chairman of the
                                 Board

/s/ K. Wyatt Engwall             Chief Financial Officer       October 30, 2000
K. Wyatt Engwall                 and Assistant Secretary
                                 (Principal Financial Officer)

/s/ Claire L. Arnold             Director                      October 23, 2000
Claire L. Arnold

/s/ E. Eugene Bishop             Director                      October 23, 2000
E. Eugene Bishop

/s/ Fred L. Brown                Director                      October 23, 2000
Fred L. Brown

/s/ Michael F. Corbett           Director                      October 24, 2000
Michael F. Corbett

/s/ John B. McKinnon             Director                      October 24, 2000
John B. McKinnon

/s/ A. Robert Outlaw, Jr.        Director                      October 24, 2000
A. Robert Outlaw, Jr.

/s/ Dr. Benjamin F. Payton       Director                      October 25, 2000
Dr. Benjamin F. Payton

                                 EXHIBIT INDEX

   Exhibit
   Number                             Description
--------------------------------------------------------------------------------
   5       Opinion of counsel with respect to the securities being registered.

   23.1    Consent of counsel (included in Exhibit 5).

   23.2    Consent of independent auditors.

   24      Power of Attorney (see signature pages to this Registration
           Statement).

   99 1996 Stock Incentive Plan [Incorporated by reference to Exhibit 10.9 of the Registrant's amendment to Registration Statement on Form 10/A filed with the Commission on February 29, 1996.]